SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROTEOSTASIS THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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ADDITIONAL MATERIALS

RELATING TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 27, 2019

On April 30, 2019, Proteostasis Therapeutics, Inc. (the “Company”) filed its proxy statement relating to its 2019 Annual Meeting of Stockholders (the “Proxy Statement”) with the Securities and Exchange Commission, and made the Proxy Statement available on the Internet on that same day. Subsequent to that date, the Board of Directors (the “Board”) of the Company appointed a new Class III director, Badrul A. Chowdhury, M.D. Ph.D. These additional materials have been prepared to provide stockholders with information regarding the Company’s new director that would have been included in the Proxy Statement had Dr. Chowdhury been appointed prior to the filing of the Proxy Statement. You are not being asked to vote for or ratify the appointment of Dr. Chowdhury at the upcoming Annual Meeting, as the Class III directors are not being elected by Company stockholders at this meeting. These additional materials are being provided solely for informational purposes.

Appointment of New Director

On May 12, 2019, the Board of Directors (the “Board”) elected Badrul A. Chowdhury, M.D. Ph.D., as a Class III director whose term will expire at the Company’s 2021 annual meeting of shareholders, effective immediately. The Board has determined that Dr. Chowdhury is independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC and the Securities and Exchange Commission.

Business Experience of Dr. Chowdhury

Badrul A. Chowdhury, age 61, has served on our Board since May 2019. Dr. Chowdhury has served as Senior Vice President, Chief Physician-Scientist, Respiratory Inflammation and Autoimmunity, Late Stage, Research and Development Biopharmaceuticals, AstraZeneca, (NYSE: AZN) since April 2019. Prior to that he was Senior Vice President, Research and Development AstraZeneca Medimmune; Head of Respiratory Inflammation and Autoimmunity (RIA) Innovative Medicine Early Development at Medimmune, from April 2018 to April 2019. From August 1997 to April 2018, he was at the United States Food and Drug Administration (FDA) where he held roles of increasing responsibility, including Director of the Division of Pulmonary, Allergy, and Rheumatology Products at the FDA’s Center for Drug Evaluation and Research (CDER). Dr. Chowdhury has a M.B., B.S. in Medicine from University of Dhaka, Dhaka Medical College, Bangladesh, and a Ph.D. in Immunology from Memorial University of Newfoundland, Canada. He completed his residency training in Internal Medicine at the Wayne State University School of Medicine, Detroit, Michigan, and fellowship in Allergy and Immunology at the National Institutes of Health’s, National Institute of Allergy and Infectious Diseases, Bethesda, Maryland, and is double board certified in Internal Medicine and Allergy and Immunology. Our Board believes that Dr. Chowdhury’s extensive clinical trial and regulatory strategy expertise at the FDA and with the pharmaceutical industry make him qualified to serve on the Board.

Stock Ownership of Dr. Chowdhury

In connection with his appointment and for his service on the Board, Dr. Chowdhury will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2019.